                                                               EXHIBIT 99.(r)(1)

                                    RMR FUNDS
                                (EACH, A "TRUST")

                        JOINT CODE OF ETHICS (RULE 17j-1)

ADOPTED/AMENDED:

     Refer to Master Schedule container in Trusts' Compliance Manual.

LEGAL REFERENCE:

     The purpose of the Joint Code of Ethics (the "Code") is to establish standards and procedures for the detection and prevention of activities by which persons having knowledge of the investments and investment intentions of the Trusts may abuse their fiduciary duties to the Trusts and otherwise to deal with the types of conflict of interest situations to which Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act"), is addressed.

POLICY:

     The Trusts' Code has been approved by the Boards of Trustees of the Trusts (the "Board"), including a majority of the Trustees who are not "interested persons" of the Trusts, as defined by the 1940 Act. The Code has been adopted by the Trusts and RMR Advisors, Inc., the investment adviser of the Trusts (the "Advisor"), and any other investment company then advised by the Advisor, in compliance with Rule 17j-1 under the 1940 Act.

     The Code is based on the principle that the Trustees and officers of the Trusts, and the personnel of the Advisor who provide services to the Trusts, owe a fiduciary duty to the Trusts to conduct their personal securities transactions in a manner that does not interfere with the Trusts' transactions or otherwise take unfair advantage of their relationship with the Trusts. All such Trustees, officers and personnel of the Trusts and Advisor ("Trust Employees") are expected to adhere to this general principle as well as to comply with all of the specific provisions of the Code that are applicable to them.

     All Trust Employees must read and retain the Code, and should recognize that he or she is subject to its provisions.

PROCEDURES:

  -  Set forth in the Trusts' Code.

RESPONSIBILITY:

  - The Advisor and the Trusts shall have the responsibilities set out in the Trusts' Code.

CONTROLS/TESTING PROCEDURES:

  - The Advisor shall present to the Board on a quarterly basis all material violations of the Code and also present to the Board the annual reports required under the Code.

  - Certain Trust Employees will be required to provide to the Code of Ethics Compliance Officer initial and annual reports of all security holdings and quarterly reports regarding transactions in securities holdings. Such Trust Employees also must certify initially and on an annual basis that they have complied with the provisions of the Code.

  - The Trusts' Chief Compliance Officer, no less frequently than annually, shall confirm that all reports required under the Trusts' Code have been collected and retained.

EVALUATION:

     The procedures are designed to seek compliance with Rule 17j-1 of the 1940 Act. The controls listed above are designed to detect instances of non-compliance with the Code provisions.

RELATED INFORMATION:

  -  Joint Code of Ethics

                                    RMR FUNDS
                                (EACH, A "TRUST")
                               RMR ADVISORS, INC.

                        JOINT CODE OF ETHICS (RULE 17j-1)

SECTION I.     GENERAL

     This Joint Code of Ethics (the "Code") has been approved by the Boards of Trustees of the Trusts, including a majority of the Trustees who are not "interested persons" of the Trusts (the "Independent Trustees"), as defined by the Investment Company Act of 1940, as amended (the "1940 Act"). The Code has been adopted by the Trusts and RMR Advisors, Inc. (the "Advisor"), the investment adviser of the Trusts, and any other investment company then advised by the Advisor, in compliance with Rule 17j-1 under the 1940 Act ("Rule 17j-1"). The purpose of the Code is to establish standards and procedures for the detection and prevention of activities by which persons having knowledge of the investments and investment intentions of the Trusts may abuse their fiduciary duties to the Trusts and otherwise to deal with the types of conflict of interest situations to which Rule 17j-1 is addressed.

     The Code is based on the principle that the Trustees and officers of the Trusts, and the personnel of the Advisor who provide services to the Trusts, owe a fiduciary duty to the Trusts to conduct their personal Securities transactions in a manner that does not interfere with the Trusts' transactions or otherwise take unfair advantage of their relationship with the Trusts. All such Trustees, officers and personnel of the Trusts and the Advisor (the "Trust Employees") are expected to adhere to these general principles as well as to comply with all of the specific provisions of the Code that are applicable. Similarly, all Trust Employees are expected to comply with applicable Federal Securities Laws (as defined below).

     Technical compliance with the Code will not automatically insulate any Trust Employee from scrutiny of transactions that show a pattern of compromise or abuse of the individual's fiduciary duties to the Trusts. Accordingly, all Trust Employees must seek to avoid any actual or potential conflicts between their personal interests and the interests of the Trusts and their shareholders. In sum, all Trust Employees shall place the interests of the Trusts before their own personal interests.

          The Advisor will provide a copy of the Code and any amendments to each Trust Employee. Each Trust Employee must read, understand and retain the Code, and should recognize that he or she is subject to its provisions. Each Trust Employee is responsible to report any violations of the Code promptly to the Compliance Officer (as defined below).

     The Trusts and Advisor shall use reasonable diligence and institute procedures reasonably necessary to prevent violations of the Code.

SECTION II.    DEFINITIONS

          (A) "Access Person" means: (1) any trustee, director, general partner, member, officer, or Advisory Person (as defined below) of the Trusts or of the Advisor; and (2) any Trust Employee who in the ordinary course of his or her business makes, participates in or obtains information regarding the purchase or sale of Securities (as defined below) for the Trusts or whose functions or duties as part of the ordinary course of his or her business relate to the making of any recommendations to the Trusts regarding the purchase or sale of Securities.

          For purposes of this Code, an Access Person does not include any person who is subject to a code of ethics adopted by the Trusts' adviser, subadviser(s), administrator, subadministrator, or transfer agents or principal underwriter in compliance with Rule 17j-1 of the 1940 Act.

          (B) "Advised Fund" means any investment company registered under the 1940 Act that is advised by the Advisor.

          (C) "Advisory Person" of the Trusts or of the Advisor means a supervised person, as defined in the Investment Advisers Act of 1940, as amended, (i) who has access to nonpublic information regarding the purchase or sale of the Trusts' securities, or nonpublic information regarding the portfolio holdings of the Trusts, or (ii) is involved in making securities recommendations to the Trusts, or who has access to such recommendations that are nonpublic. All directors, officers and partners of the Advisor, shall be considered Advisory Persons so long as the Advisor provides investment advice as its primary business.

          (D) "Automatic Investment Plan" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

          (E) "Beneficial Ownership" has the meaning set forth in paragraph
(a)(2) of Rule 16a-1 under the Securities Exchange Act of 1934, as amended (the "1934 Act") and for purposes of the Code shall be deemed to include, but not be limited to, any interest by which an Access Person or any member of his or her immediate family (i.e., a person who is related by blood, marriage or adoption to, and who is living in the same household as, the Access Person) can directly or indirectly derive a monetary or other economic benefit from the purchase, sale (or other acquisition or disposition) or ownership of a Security, including for this purpose any such interest that arises as a result of: a general partnership interest in a general or limited partnership; an interest in a Trust; a right to dividends that is separated or separable from the underlying Security; a right to acquire equity Securities through the exercise or conversion of any derivative Security (whether or not presently exercisable); and a performance related advisory fee (other than an asset based fee).(1)

          (F) "Compliance Officer" means the chief compliance officer of the Advisor.

          (G) "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act.

          (H) "Covered Security" means any Security (as defined below) other than a Security that is: (i) a direct obligation of the government of the United States; (ii) a bankers' acceptance, certificate of deposit, commercial paper, or high quality short-term debt instrument,

----------
(1) Beneficial Ownership will not be deemed to exist solely as a result of any indirect interest an Access Person may have in the investment performance of an account or investment trusts managed by such person, or over which such person has supervisory responsibility, that arises solely from such person's compensation arrangement with the Advisor any of its affiliates pursuant to which the performance of the account or investment trusts, or the profits or revenues derived from its management or supervision, is a factor in the determination of such person's compensation.

including a repurchase agreement: or (iii) a share of an open-end investment company registered under the 1940 Act. Notwithstanding the preceding sentence, a Security of (i) an Advised Fund or (ii) an exchange traded fund, whether registered with the Securities and Exchange Commission as an open-end investment company or as a unit investment trust, is a Covered Security.

          (I) "Federal Securities Laws" means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the Commission or the Department of the Treasury.

          (J) "Independent Trustee" means a Trustee of the Trusts who is not an "interested person" of the Trusts within the meaning of Section 2(a)(19) of the 1940 Act.

          (K) "Initial Public Offering" means an offering of Securities registered under the Securities Act of 1933, as amended (the "1933 Act") the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the 1934 Act.

          (L) "Investment Personnel" means (i) any employee of the Trusts or the Advisor (or any company controlling, controlled by or under common control with the Trusts or Advisor) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of Securities by the Trusts; and (ii) any natural person who controls the Trusts or the Advisor and who obtains information concerning recommendations made regarding the purchase or sale of Securities by the Trusts.

          (M) "Limited Offering" means an offering that is exempt from registration pursuant to Section 4(2) or Section 4(6) of the 1933 Act or Rule 504, 505 or 506 thereunder.

          (N) "Personal Securities Account" means a brokerage account through which Securities in which an Access Person has Beneficial Ownership are held, purchased or sold.

          (O) "Security" includes all stock, debt obligations and other Securities and similar instruments of whatever kind, including any warrant or option to acquire or sell a Security. References to a Security in the Code (e.g., a prohibition or requirement applicable to the purchase or sale of a Security) shall be deemed to refer to and to include any warrant for, option in, or Security immediately convertible into that Security, and shall also include any instrument (whether or not such instrument itself is a Security) which has an investment return or value that is based, in whole or part, on that Security (collectively, "Derivatives"). Therefore, except as otherwise specifically provided by the Code: (i) any prohibition or requirement of the Code applicable to the purchase or sale of a Security shall also be applicable to the purchase or sale of a Derivative relating to that Security; and (ii) any prohibition or requirement of the Code applicable to the purchase or sale of a Derivative shall also be applicable to the purchase or sale of a Security relating to that Derivative.

          A Security is "being considered for purchase or sale" when a recommendation to purchase or sell that Security has been made or communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

          (P) "Trust Employee" means any person who is a trustee, director, partner, officer or employee of the Trusts or the Advisor.

SECTION III.   OBJECTIVE AND GENERAL PROHIBITIONS

     Although certain provisions of the Code apply only to Access Persons, all Trust Employees must recognize that they are expected to conduct their personal activities in accordance with the standards set forth in Sections I, III and VII of the Code. Therefore, a Trust Employee may not engage in any investment transaction under circumstances where the Trust Employee benefits from or interferes with the purchase or sale of investments by the Trusts. In addition, Trust Employees may not use information concerning the investments or investment intentions of the Trusts, or their ability to influence such investment intentions, for personal gain or in a manner detrimental to the interests of the Trusts. Disclosure by a Trust Employee of such information to any person outside of the course or scope of the responsibilities of the Trust Employee to the Trusts or the Advisor will be deemed to be a violation of this prohibition.

     Trust Employees may not engage in conduct which is deceitful, fraudulent, or manipulative, or which involves false or misleading statements, in connection with the purchase or sale of investments by the Trusts. In this regard, Trust Employees should recognize that Rule 17j-1 makes it unlawful for any affiliated person of the Trusts, or any affiliated person of such a person, directly or indirectly, in connection with the purchase or sale of a Security held or to be acquired by the Trusts to:

               (i) employ any device, scheme or artifice to defraud the Trusts;

               (ii) make any untrue statement of a material fact to the Trusts or omit to state to the Trusts a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

               (iii) engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trusts; or

               (iv) engage in any manipulative practice with respect to the Trusts.

     Trust Employees should also recognize that a violation of the Code or Rule 17j-1 may result in the imposition of: (1) sanctions as provided by Section IX; or (2) the imposition administrative, civil and, in certain cases, criminal fines, sanctions or penalties.

SECTION IV.    PROHIBITED TRANSACTIONS(2)

          (A) Investment personnel may not purchase or otherwise acquire direct or indirect Beneficial Ownership of any Security in an Initial Public Offering or a Limited Offering unless he or she obtains pre-clearance pursuant to Section V and reports to the Trusts the information described in Section VI of the Code.

----------
(2) The prohibitions of this Section IV apply to Securities acquired or disposed of in any type of transaction, including but not limited to non-brokered transactions, such as purchases and sales of privately placed Securities and Securities acquired directly from an issuer, except to the extent that one of the exemptions from the prohibitions set forth in Section IV(C) is applicable.

          (B) An Access Person may not purchase or otherwise acquire direct or indirect Beneficial Ownership of any Security, and may not sell or otherwise dispose of any Security in which he or she has direct or indirect Beneficial Ownership, if he or she knows or should know at the time of entering into the transaction that: (1) the Trusts have purchased or sold the Security within the last 15 calendar days, or is purchasing or selling or is going to purchase or sell the Security in the next 15 calendar days; or (2) the Advisor has within the last 15 calendar days considered purchasing or selling the Security for the Trusts or is either presently considering purchasing or selling the Security for the Trusts or within the next 15 calendar days is going to consider purchasing or selling the Security for the Trusts, unless such Access Person:

               (i)    obtains pre-clearance of such transaction pursuant to
                      Section V; and

               (ii) reports to the Trusts the information described in Section VI of the Code.

FOR PURPOSES OF ADMINISTERING THE CODE, ACCESS PERSONS WHO ARE ADVISORY PERSONS SHALL BE PRESUMED TO HAVE THE REQUISITE KNOWLEDGE OF THE TRUSTS' TRANSACTIONS SO AS TO REQUIRE PRE-CLEARANCE, REGARDLESS OF WHETHER SUCH PERSONS ACTUALLY HAVE SUCH KNOWLEDGE. ACCORDINGLY, ALL ADVISORY PERSONS SHALL OBTAIN PRE-CLEARANCE OF ALL TRANSACTIONS IN SECURITIES IN ACCORDANCE WITH THIS SECTION IV (B) EXCEPT IN THE CASE OF A TRANSACTION AS TO WHICH ONE OF THE EXCEPTIONS FROM PRE-CLEARANCE SET FORTH IN SECTION IV (C) BELOW APPLIES.

BECAUSE INVESTMENT RECOMMENDATIONS AND DECISIONS MADE FOR THE TRUSTS ARE MADE BY PERSONS WHO ARE ASSOCIATED WITH THE ADVISOR, ACCESS PERSONS WHO ARE NOT ASSOCIATED WITH THE ADVISOR WILL, IN THE ABSENCE OF EVIDENCE TO THE CONTRARY, BE PRESUMED NOT TO HAVE THE REQUISITE KNOWLEDGE OF THE TRUSTS' TRANSACTIONS SO AS TO GENERALLY REQUIRE PRE-CLEARANCE OF TRANSACTIONS. ACCORDINGLY, ACCESS PERSONS WHO ARE INDEPENDENT TRUSTEES SHALL NOT BE REQUIRED TO OBTAIN PRE-CLEARANCE OF A TRANSACTION UNLESS AT THE TIME OF THE TRANSACTION THEY HAVE ACTUAL KNOWLEDGE OF THE MATTERS DESCRIBED IN (B) ABOVE.

          (C) The prohibitions of this Section IV do not apply to:

               (1) Purchases that are made by reinvesting cash dividends pursuant to an Automatic Investment Plan (however, this exception does not apply to optional cash purchases pursuant to an Automatic Investment Plan);

               (2) Purchases and redemptions of shares of registered, open-end mutual funds (but not shares of closed-end funds, Advised Funds or exchange traded funds);

               (3)    Bank certificates of deposit and bankers' acceptances;

               (4) Commercial paper and high quality debt instruments (including repurchase agreements) with a stated maturity of 12 months or less;

               (5)    U.S. Treasury obligations;

               (6) Purchases of rights issued by an issuer pro rata to all holders of a class of its Securities, if such rights are acquired from such issuer, and the exercise of such rights;

               (7)    Transactions in exchange traded futures contracts;

               (8) Involuntary (i.e., non-volitional) purchases, sales and transfers of Securities;

               (9) Transactions in an account over which the Access Person does not exercise, directly or indirectly, any influence or control; provided, however, that such influence or control shall be presumed to exist in the case of the account of an immediate family member of the Access Person who lives in the same household as the Access Person, absent a written determination by the Compliance Officer to the contrary; and

               (10) Transactions in Securities or Securities of a type that are not permissible investments for the Trusts.

SECTION V. PRE-CLEARANCE PROCEDURES

          (A) OBTAINING PRE-CLEARANCE.

          Pre-clearance of a personal transaction in a Security required to be approved pursuant to Section IV above must be obtained from the Compliance Officer or a person who has been authorized by the Compliance Officer to pre-clear transactions. Each of these persons is referred to in the Code as a "Clearing Officer." A Clearing Officer seeking pre-clearance with respect to his or her own transaction shall obtain such clearance from another Clearing Officer.

          (B) TIME OF CLEARANCE.

               (1) An Access Person may pre-clear trades only in cases where such person has a present intention to effect a transaction in the Security for which pre-clearance is sought. It is not appropriate for an Access Person to obtain a general or open-ended pre-clearance to cover the eventuality that he or she may buy or sell a Security at some future time depending upon market developments. Consistent with the foregoing, an Access Person may not simultaneously request pre-clearance to buy and sell the same Security.

               (2) Pre-clearance of a trade shall be valid and in effect only for a period of 24 hours from the time pre-clearance is given; provided, however, that a pre-clearance expires upon the person receiving pre-clearance becoming aware of facts or circumstances that would prevent a proposed trade from being pre-cleared were such facts or circumstances made known to a Clearing Officer. Accordingly, if an Access Person becomes aware of new or changed facts or circumstances that give rise to a question as to whether pre-clearance could be obtained if a Clearing Officer was aware of such facts or circumstances, the person shall be required to advise a Clearing Officer and obtain a new pre-clearance before proceeding with such transaction.

          (C) FORM.

          Pre-clearance must be obtained in writing by completing and signing the form provided for that purpose, which form shall set forth the details of the proposed transaction, and obtaining the signature of a Clearing Officer. The form is attached as Schedule A. If an Access Person has responsibility regarding the determination by the Advisor of Securities to be purchased or sold for a Trust and is requesting approval to purchase or sell a Security that is owned by a Trust or is purchasing a Security that is a permissible investment for the Trusts, but has not purchased such Security for a Trust, the Access Person shall inform the Clearing Officer of that fact at the time pre-clearance to purchase or sell the Security is sought and shall provide an explanation as to why a similar transaction is not contemplated for the Trusts.

          (D) FILING.

          Copies of all completed pre-clearance forms, with the required signatures, shall be retained by the Compliance Officer for a period of not less than 5 years following the end of the fiscal year of the Trusts in which such forms were received.

          (E) FACTORS CONSIDERED IN PRE-CLEARANCE OF PERSONAL TRANSACTIONS.

          A Clearing Officer may refuse to grant pre-clearance of a personal transaction in his or her sole discretion without being required to specify any reason for the refusal. Generally, a Clearing Officer will consider the following factors in determining whether or not to pre-clear a proposed transaction:

               (1) Whether the amount or nature of the transaction or person making it is likely to affect the price or market for the Security;

               (2) Whether the person making the proposed purchase or sale is likely to benefit from purchases or sales being made or being considered on behalf of the Trusts; and

               (3) Whether the transaction is likely to adversely affect the Trusts.

          (F) MONITORING OF PERSONAL TRANSACTIONS AFTER CLEARANCE.

          After pre-clearance is given to an Access Person, the Compliance Officer shall periodically monitor each Access Person's transactions to ascertain whether pre-cleared transactions have been executed within 24 hours and whether such transactions were executed in the specified amounts.

SECTION VI.    CERTIFICATIONS AND REPORTS BY ACCESS PERSONS

          (A) INITIAL CERTIFICATIONS AND INITIAL HOLDINGS REPORTS

          Within ten (10) days after a person becomes an Access Person, except as provided in Section VI(D), such person shall complete and submit to the Compliance Officer an Initial Certification and Holdings Report on the form attached as Schedule C. The information must be current as of a date no more than 45 days prior to the date the person becomes an Access Person. Such report shall contain (i) the title and type of Security, (ii) as applicable, the exchange ticker symbol or CUSIP number, (iii) the number of shares and the principal amount of each Security which the Access Person has Beneficial Ownership, (iv) the name of any broker, dealer or bank with which the Access Person maintains an account and the number of such account in which any securities are held for the Access Person's direct or indirect benefit, and (v) the date of the report.

          (B) QUARTERLY TRANSACTION REPORTS

               (1) Within thirty (30) days after the end of each calendar quarter, each Access Person shall make a written report to the Compliance Officer of all transactions occurring in Covered Securities during the quarter in which he or she has or had any direct or indirect Beneficial Ownership; such report shall contain the date of the transaction, title of and type of Security, the exchange ticker symbol or CUSIP number (if applicable), the number of shares and principal amount of each Security, interest rate and maturity date (if applicable), except that the report need not set forth information regarding the following types of transactions:

                      (a) Purchases and redemptions of shares of registered, open-end mutual funds (but not shares of closed-end funds, Advised Funds or exchange traded funds);

                      (b) Bank certificates of deposit and bankers' acceptances;

                      (c) Commercial paper and high quality debt instruments (including repurchase agreements) with a stated maturity of 12 months or less;

                      (d)  U.S. Treasury obligations;

                      (e) Transactions in an account over which the Access Person does not exercise, directly or indirectly, any influence or control; provided, however, that such influence or control shall be presumed to exist in the case of the account of an immediate family member of the Access Person who lives in the same household as the Access Person, absent a written determination by the Compliance Officer to the contrary; and

                      (f) Transactions in Securities of a type that are not permissible investments for the Trusts.(3)

                           Such report is hereinafter called a "Quarterly Transaction Report."

               (2) Except as provided in Section VI(D) below, a Quarterly Transaction Report shall be on the form attached as Schedule B and must contain the following information with respect to each reportable transaction:

                      (a) Date and nature of the transaction (purchase, sale or any other type of acquisition or disposition);

                      (b) Title, interest rate and maturity date (if applicable), number of shares and principal amount of each Security, and the price at which the transaction was effected; and

                      (c) Name of the broker, dealer or bank with or through whom the transaction was effected.

               (3) The Quarterly Transaction Report shall also provide a list of Personal Securities Accounts that may have been established during the quarter. The following information must be provided for each new Personal Securities Account reported:

                      (a) Name of the broker, dealer or bank with whom the Personal Securities Account was established; and

                      (b)  Date the Personal Securities Account was established.

               (4) A Quarterly Transaction Report may contain a statement that the report is not to be construed as an admission that the person making it has or had any direct or indirect Beneficial Interest in any Security to which the report relates.

               (5) The Quarterly Transaction Report shall include the date the Access Person submits the report.

          (C) ANNUAL CERTIFICATION AND ANNUAL HOLDINGS REPORTS

          Annually, except as provided in Section VI(D), each Access Person shall submit an annual holdings report which updates the information provided in the initial holdings report. Such report shall contain (i) the title and type of Security, (ii) as applicable, the exchange ticker symbol or CUSIP number, (iii) the number of shares and the principal amount of each Security which the Access Person has Beneficial Ownership, (iv) the name of any broker, dealer or bank with which the Access Person maintains an account and the number of such account in which

----------
(3) The reporting requirements of this Section VI apply to Securities acquired or disposed of in all types of transactions, including but not limited to non-brokered transactions, such as purchases and sales of privately placed Securities and Securities acquired directly from an issuer, except to the extent that one of the exemptions from the reporting requirements applies.

any securities are held for the Access Person's direct or indirect benefit, and
(v) the date of the report, which information must be as of a date no more than forty five (45) days prior to the date such report is submitted. The Annual Certification and Holdings Report Form is attached as Schedule D.

          (D) EXCEPTIONS FROM REPORTING REQUIREMENTS

               (1) Notwithstanding the quarterly reporting requirement set forth in Section VI(B), an Independent Trustee is not required to file a Quarterly Transaction Report unless he or she knew or, in the ordinary course of fulfilling his or her official duties as a Trustee, should have known that, during the 15 day period immediately before or after the Trustee's transaction in a Security, the Trusts purchased or sold that Security or the Trusts or Advisor considered purchasing or selling that Security.

               (2) Independent Trustees are not required to file Initial Holdings Reports or Annual Holdings Reports.

               (3) In lieu of submitting a Quarterly Transaction Report, an Access Person may arrange for the Compliance Officer to be sent duplicate confirmations and statements for all accounts through which the Access Person effects Securities transactions in Securities in which the Access Person has any direct or indirect Beneficial Ownership. However, a Quarterly Transaction Report must be submitted for any quarter during which the Access Person has acquired or disposed of direct or indirect Beneficial Ownership of any Security if such transaction was not in an account for which duplicate confirmations and statements are being sent. Any Access Person relying on this Section VI(D) (3) shall be required to certify as to the identity of all accounts through which the Covered Securities in which they have direct or indirect Beneficial Ownership are purchased, sold and held.

          (E) RESPONSIBILITY OF ACCESS PERSONS.

          It is the responsibility of each Access Person to take the initiatives to comply with the requirements of this Section VI. Any effort by the Trusts, or by the Advisor, to facilitate the reporting process does not change or alter that responsibility.

SECTION VII.   ADDITIONAL PROHIBITIONS

          (A) CONFIDENTIALITY OF THE TRUSTS' TRANSACTIONS.

          Until disclosed in a public report to shareholders or to the SEC in the normal course, all information concerning the Securities "being considered for purchase or sale" by the Trusts shall be kept confidential by all Trust Employees and disclosed by them only on a "need to know" basis. It shall be the responsibility of the Compliance Officer to report any inadequacy found in this regard to the Trustees of the Trusts.

          (B) OUTSIDE BUSINESS ACTIVITIES, RELATIONSHIPS, AND DIRECTORSHIPS.

          Access Persons may not engage in any outside business activities or maintain a business relationship with any person or company that may give rise to conflicts of interest or jeopardize the integrity or reputation of the Trusts or the Advisor. Similarly, no such outside business activities or relationship may be inconsistent with the interests of the Trusts or the Advisor. Access Persons who are members, officers or employees of the Advisor may not serve as a director or officer of any public or private company that is not affiliated with the Advisor or its affiliates, except with the prior approval of the Compliance Officer, and all officerships and directorships held by such Access Persons shall be reported to the Compliance Officer.

          (C) GRATUITIES.

          Trust Employees shall not, directly or indirectly, take, accept, receive or give gifts or other consideration in merchandise, services or otherwise, except: (i) customary business gratuities such as meals, refreshments, beverages and entertainment that are associated with a legitimate business purpose, reasonable in cost, appropriate as to time and place, do not influence or give the appearance of influencing the recipient, and cannot be viewed as a bribe, kickback or payoff; and (ii) business related gifts of nominal value.

SECTION VIII.  CERTIFICATION BY ACCESS PERSONS

     The certifications of each Access Person required to be made pursuant to
Section VI shall include certifications that the Access Person has received a copy of the Code and any amendments, read and understands the Code and recognizes that he or she is subject to it. Access Persons shall also be required to certify in their annual certifications that they have complied with the requirements of the Code.

SECTION IX.    SANCTIONS

     Any violation of the Code shall be subject to the imposition of such sanctions by the Trusts as may be deemed appropriate under the circumstances to achieve the purposes of Rule 17j-1 and the Code. The sanctions to be imposed shall be determined by the Boards of Trustees, including a majority of the Independent Trustees; provided, however, that with respect to violations by personnel of the Advisor (or of a company which controls the Advisor), the sanctions to be imposed shall be determined by the Advisor (or the controlling person thereof), as applicable. Sanctions may include, but are not limited to, suspension or termination of employment, a letter of censure and/or restitution of an amount equal to the difference between the price paid or received by the Trusts and the more advantageous price paid or received by the offending person.

SECTION X.     ADMINISTRATION AND CONSTRUCTION

          (A) The administration of the Code shall be the responsibility of the Compliance Officer.

          (B) The duties of the Compliance Officer are as follows:

               (1) Continuous maintenance of current lists of the names of all Trust Employees and Access Persons with an appropriate description of their title or employment, including a notation of any directorships held by Access Persons who are partners, members, officers, or employees of the Advisor or of any company which controls the Advisor, and the date each such person became an Access Person;

               (2) On an annual basis, providing each Trust Employee with a copy of the Code and informing such persons of their duties and obligations hereunder;

               (3) Obtaining such certifications and periodic reports from Access Persons as may be required to be filed by such Access Persons under the Code (except that the Compliance Officer may presume that Quarterly Transaction Reports need not be filed by Independent Trustees in the absence of facts indicating that a report must be filed) and reviewing Initial and Annual Holdings Reports submitted by Access Persons;

               (4) Maintaining or supervising the maintenance of all records and reports required by the Code;

               (5) Review actual transactions reported by access persons to verify that pre-clearance was obtained when necessary.

               (6) Issuance, either personally or with the assistance of counsel, as may be appropriate, of any interpretation of the Code which may appear consistent with the objectives of Rule 17j-1 and the Code;

               (7) Conduct of such inspections or investigations as shall reasonably be required to detect and report, with recommendations, any apparent violations of the Code to the Boards of Trustees of the Trusts;

               (8) Submission of a quarterly report to the Boards of Trustees containing a description of: any detected violation of the Code, noting in each case any sanction imposed; any transactions that suggest the possibility of a violation of the Code or of interpretations issued by the Compliance Officer; and any other significant information concerning the appropriateness of and actions taken under the Code.

          (C) The Compliance Officer shall maintain and cause to be maintained at the Trusts' principal place of business, in an easily accessible place, the following records:

               (1) A copy of the Code and any other code of ethics adopted pursuant to Rule 17j-1 by the Trusts and the Advisor for a period of five (5) years;

               (2) A record of each violation of the Code and any other code specified in (C)(1) above, and of any action taken as a result of such violation for a period of not less than five (5) years following the end of the fiscal year of the Trusts in which such violation occurred;

               (3) A copy of each report made pursuant to the Code and any other code specified in (C)(1) above, by an Access Person or the Compliance Officer, for a period of not less than five (5) years from the end of the fiscal year of the Trusts in which such report or interpretation was made or issued, the most recent two (2) years of which shall be kept in a place that is easily accessible;

               (4) A list of all persons, who currently or are, within the past five (5) years, were, required to make reports pursuant to Rule 17j-1 and the Code, or any other code specified in (C)(1) above, or were responsible for reviewing such reports; and

               (5) A record of any decision, and the reasons supporting such decision, to approve any investment in an Initial Public Offering or a Limited Offering by Investment Personnel, for at least five (5) years after the end of the fiscal year in which such approval is granted.

          (D) Review of Code by Boards of Trustees

               (1) On an annual basis, and at such other times deemed to be necessary or appropriate by the Boards of Trustees, the Trustees shall review the operation of the Code, and shall adopt such amendments to the Code as may be necessary to assure that the provisions of the Code establish standards and procedures that are reasonably designed to detect and prevent activities that would constitute violations of Rule 17j-1.

               (2) In connection with the annual review of the Code by the Trustees, the Trusts and Advisor shall each provide to the Boards of Trustees, and the Boards of Trustees shall consider, a written report (which may be a joint report on behalf of the Trusts and Advisor) that:

                      (a) Describes any issues arising under the Code or related procedures during the past year, including, but not limited to, information about material violations of the Code or any procedures adopted in connection therewith and that describes the sanctions imposed in response to material violations; and

                      (b) Certifies that the Trusts and Advisor have each adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

          (E) The Boards of Trustees may not adopt, amend or modify this Code except in a written form which is specifically approved by majority vote of the Independent Trustees within six months after such adoption, amendment or modification. In connection with any such adoption, amendment or modification, the Trusts and the Advisor shall each provide a certification that procedures reasonably necessary to prevent Access Persons from violating the Code, as proposed to be amended or modified, have been adopted.

                                    RMR FUNDS

SCHEDULE A

REQUEST FOR PERMISSION TO ENGAGE IN PERSONAL TRANSACTION(S)

     I hereby request permission to effect the following transaction(s) in Securities in which I have or will acquire Beneficial Ownership:

PURCHASES AND ACQUISITIONS

                                       Name of Security,     Current
                                       Exchange Ticker       Market Price
                 No. of Shares or      Number or CUSIP       Per Share or
Date             Principal Amount      Number                Unit            Account
------------------------------------------------------------------------------------




SALES AND OTHER DISPOSITIONS

                                       Name of Security,     Current
                                       Exchange Ticker       Market Price
                 No. of Shares or      Number or CUSIP       Per Share or
Date             Principal Amount      Number                Unit            Account
------------------------------------------------------------------------------------




[ ] (check if applicable) If I have responsibility for the determination by the Advisor of Securities to be purchased or sold by a Trust, I have noted (by means of an asterisk) those Securities noted above which are owned by such Trust. If I am requesting permission to purchase Securities that are not presently owned by the Trusts, I have included a statement as to why such Securities are not being purchased for the Trusts or being considered by the Trusts.

Date:                                    Signature:
     -------------------                            ---------------------
                                         Print Name:
                                                     --------------------
Permission Granted                       Permission Denied
                   -------                                 -------
Date and Time:                           Signature:
              ----------------                     ----------------------
                                                    (Clearing Officer)

                                    RMR FUNDS

SCHEDULE B

QUARTERLY TRANSACTION REPORT

     I have received a copy of the Code of Ethics, as amended, (the "Code") of the Trusts and RMR Advisors, Inc and have read and understand it. I recognize that the provisions of the Code apply to me and agree to comply in all respects with the procedures described therein.

     The following lists all transactions in Covered Securities, in which I have or had any direct or indirect Beneficial Ownership, that were effected during the last calendar quarter and are required to be reported by Section VI(B) of the Code. (If no such transactions took place write "NONE".) Also, listed below is a list of Personal Securities Accounts I established during the quarter for my direct or indirect benefit.

     Please sign and date this report and return it to the Compliance Officer no later than 30th day of the month following the end of each calendar quarter. (Use reverse side if additional space is needed.)

PURCHASES AND ACQUISITIONS

                                Name of
                                Security,
                                Exchange
            No. of Shares/      Ticker                           Current
            Principal           Number        Interest Rate      Market Price
            Amount/ Price at    or CUSIP      And Maturity       Per Share or                 Executing
Date        which effected      Number        (if applicable)    Unit             Account     Broker
-------------------------------------------------------------------------------------------------------




SALES AND OTHER DISPOSITIONS

                                Name of
                                Security,
                                Exchange
            No. of Shares/      Ticker                           Current
            Principal           Number        Interest Rate      Market Price
            Amount/ Price at    or CUSIP      And Maturity       Per Share or                 Executing
Date        which effected      Number        (if applicable)    Unit             Account     Broker
-------------------------------------------------------------------------------------------------------




NEW PERSONAL SECURITIES ACCOUNTS

                                                  Account
                                                  Number and    Holds Covered
                                                  Date          Securities
Name and Address of Broker         Account Name   Established   (Yes/No)
-----------------------------------------------------------------------------





Date:                                       Signature:
     ----------------------                            ---------------------
                                            Print Name:
                                                        --------------------

                                    RMR FUNDS

SCHEDULE C

INITIAL CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS
AND INITIAL HOLDINGS REPORT

     I have received a copy of the Code of Ethics, as amended, (the "Code") of the Trusts and RMR Advisors, Inc and have read and understand it. I recognize that the provisions of the Code apply to me and agree to comply in all respects with the procedures described therein.

     I certify that the brokerage accounts listed below constitute all of my Personal Securities Accounts and that I hold no Covered Securities in which I may be deemed to have Beneficial Ownership other than in my Personal Securities Accounts, except as are listed in the second to last paragraph hereof.* (Use reverse side if additional space is needed.)

     I also certify that I have attached a copy of the most recent monthly statement for each Personal Securities Account in which I hold Covered Securities, along with copies of confirmations of any transactions in Covered Securities effected since the date of such statements, which, if so attached, shall constitute my Initial Holdings Report.* I certify that the information included above is current as of a date no more than 45 days prior to the date I became an Access Person.

     If any new Personal Securities Accounts are established, or if I become the direct or indirect Beneficial Owner of Covered Securities not held in a Personal Securities Account, I will promptly advise the Compliance Officer of the existence and identity of such Account or Covered Securities.*

                                                          Holds Covered Securities
                                            Account       (Yes/No) (If "Yes", List
                                            Number and    Covered Securities
                                            Date          Information as Required in
Name and Address of Broker   Account Name   Established   Next Paragraph)
------------------------------------------------------------------------------------




     I hold the following Covered Securities in addition to those in my Personal Securities Accounts (If none, write NONE):*

Title                 Number of Shares             Amount
---------------------------------------------------------




*Does not apply to Independent Trustees

     I am a director and/or officer (list position and title) of the following public and private companies:



Date Completed:                           Signature:
               ---------------                       -------------------
                                          Print Name:
                                                      ------------------

                                    RMR FUNDS

SCHEDULE D

ANNUAL CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS
AND ANNUAL HOLDINGS REPORT

     I have received, read and understand the Joint Code of Ethics (the "Code") of the Trusts and RMR Advisors, Inc. I recognize that the provisions of the Code apply to me and agree to comply in all respects with the procedures described therein. I certify that I have complied in all respects with the requirements of the Code as in effect during the past year.

     I also certify that all transactions during the past year that were required to be reported by me pursuant to the Code have been reported in Quarterly Transactions Reports that I have filed or in confirmations and statements for my Personal Securities Accounts (as defined in the Code) that have been sent to the Compliance Officer.

     I further certify that the brokerage accounts listed below constitute all of my Personal Securities Accounts and that I hold no Covered Securities in which I may be deemed to have Beneficial Ownership other than in my Personal Securities Accounts, except as are listed in the second to last paragraph hereof.* (Use reverse side if additional space is needed.)

     If as permitted by Section VI(D)(3) of the Code I have arranged for the Compliance Officer to receive duplicate confirmations and statements for my Personal Securities Accounts, the most recent monthly statement (the information on which is current as of a date no more than forty five (45) days before this report is submitted) for each such Account shall constitute my Annual Holdings Report.* If I have not arranged for the Compliance Officer to receive duplicate confirmations and statements for my Personal Securities Accounts, I certify that a copy of the most recent monthly statement (the information on which is current as of a date no more than forty five (45) days before this report is submitted) for each such Account in which I hold Covered Securities is attached, which, if so attached, shall constitute my Annual Holdings Report.*

     If any new Personal Securities Accounts are established, or if I became the direct or indirect Beneficial Owner of Covered Securities not held in a Personal Securities Account, I will promptly advise the Compliance Officer of the existence and identity of such Account or Covered Securities.*

                                                             Holds Covered
                                                             Securities
                                                             (Yes/No) (If
                                                             "Yes", List
                                                             Covered
                                                             Securities
                                                             Information as
                                                             Required in Next
Name and Address of Broker   Account Name   Account Number   Paragraph)
-----------------------------------------------------------------------------




     I hold the following Covered Securities in addition to those in my Personal Securities Accounts (If none, write NONE):*

Title                 Number of Shares             Amount
---------------------------------------------------------




 * Does not apply to Independent Trustees

     I am a director and/or officer (list position and title) of the following public and private companies:



Date Completed:                           Signature:
               ---------------                       ---------------------
                                          Print Name:
                                                      --------------------

                                      - 2 -